AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

     EMPLOYMENT AGREEMENT (the "Agreement") dated as of January 1, 1999, by and between ASAHI/AMERICA, INC., a Massachusetts corporation (the "Company"), and KOZO TERADA, an individual (the "Executive").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, the Executive is presently Treasurer, Vice President and Chief Financial Officer of the Company;

     WHEREAS, the Company desires to retain the Executive as Treasurer, Vice President and Chief Financial Officer of the Company;

     WHEREAS, the Executive is willing to provide his services as an employee of the Company for the inducements and on the terms and conditions set forth below in this Agreement; and

     WHEREAS, as an integral part of the employment of the Executive, the Company has bargained for a covenant by the Executive not to solicit Company employees or customers.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Upon the terms and subject to the conditions of this Agreement, the Company employs the Executive and the Executive accepts employment with the Company in the capacity hereinafter set forth.

        (a) Term of Employment. The term of the Executive's employment by the Company under this agreement shall commence as of January 1, 1999 (the "Commencement Date") and shall terminate on December 31, 1999 subject to earlier

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termination as provided in Section 3 hereof. On each anniversary date of the
Commencement Date the term shall be extended automatically for an additional one
(1) year period effective on each anniversary of the Commencement Date until notice of non-extension is given by either party to the other at least forty-five (45) days prior to the next anniversary of the Commencement Date. The term of employment of the Executive under this Agreement, including any annual extensions, and exclusive of any earlier termination pursuant to Section 3, is referred to in this Agreement as the "Employment Period."

        (b) Duties. The Executive shall have such responsibilities as may be described in the By-Laws of the Company and as may be assigned to him by the Board of Directors of the Company or its designees (the "Board") or the President of the Company. Except for illness and permitted vacation periods, during the Employment Period the Executive shall: (i) devote his full time and attention during normal business hours to the business and best interests of the Company; and (ii) discharge such executive and administrative duties as may be assigned to him by the Board or the President of the Company and report to and obey the lawful directions of the Board or the President of the Company; provided that such instructions do not violate or cause a violation of law, do not constitute a breach of the directors' fiduciary duties to the Company and do not require the Executive to perform duties inconsistent with the duties normally associated with the office of Vice President, Treasurer or Chief Financial Officer in the Company's industry.

     2. Compensation.

        (a) Base Compensation. In consideration of the services rendered by the Executive hereunder, and the covenants contained in Section 4 hereof, the Company will pay to the Executive a base salary at the annual rate of $155,000, payable bi-monthly or in such other manner as the Executive and the Company may mutually agree (the "Base Salary"). The Base Salary may be increased from time to time by the Board in its sole and absolute discretion. In the event of such increase, such new salary shall be considered

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the "Base Salary" hereunder. Nothing contained herein shall be construed as guaranteeing the Executive the right to receive any such increases.

        (b) Bonus. The Executive shall also be eligible to receive a bonus at such times, if any, and in such amounts, if any, as the Board may in its sole discretion determine upon recommendation of the President.

        (c) Other Employee Benefits. During the Employment Period; the Executive shall be entitled to the following benefits:

            (i) five (5) weeks vacation time;

            (ii) participation in all employee life, medical, retirement and profit sharing plans and other benefit programs now or hereafter maintained by the Company for senior executives of the Company for which he is eligible;

            (iii) use of an automobile as shall be determined by the President of the Company; and

            (iv) payment for or reimbursement for all reasonable and properly documented expenses incurred or paid by him in connection with the performance of his duties hereunder.

     3. Termination Provisions. The Employment Period shall terminate upon the occurrence of any of the events set forth below:

        (a) Termination by Reason of Employment Disability. If at any time during the Employment Period the Board determines in good faith that the Executive has been unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for a period of 180 consecutive days during any twelve-month period, the Employment Period may be terminated by the Board upon thirty days' written notice to the Executive.

        (b) Termination by Reason of Death. The Employment Period shall automatically terminate on the date of the Executive's death.

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        (c) Termination for Cause. The Board may terminate the Employment Period for Cause, as hereinafter defined, immediately upon written notice to the Executive. For purposes of this Agreement, "Cause" shall mean (i) a breach of any material provision of this Agreement, including without limitation, any breach of Sections 4(a) through (c) hereof which breach, if curable, is not cured within ten (10) days after written notice thereof, specifying the particulars of such breach, is given to the Executive by the Board; (ii) one or more acts of dishonesty or fraud of the Executive during the Employment Period in the performance of his duties on behalf of the Company; (iii) any conviction of the Executive of any felony or any other crime which conviction has, or is reasonably likely to have, a material adverse effect on the Company or its business or reputation; (iv) any material act or omission by the Executive during the Employment Period involving willful malfeasance or gross negligence in the performance of his duties hereunder which breach, if curable, is not cured within ten (10) days after written notice thereof, specifying the particulars of such breach, is given to the Executive by the board; (v) the repeated failure of the Executive to follow instructions that have been on at least one occasion set forth in a resolution or a written communication of the Board or the President delivered to the Executive; provided, however that such instructions do not violate or cause a violation of law and do not constitute a breach of the directors' fiduciary duty to the Company; or (vi) the inability of the Executive as a result of continued alcohol or drug use to carry out the responsibilities of his office as determined by the Board in the exercise of its good faith judgment.

        (d) Non-Extension. The Employment Period shall automatically terminate upon the non-extension of the Employment Period pursuant to Section 1(a) hereof.

        (e) Upon any termination of the Employment Period as provided in Sections 3(a), 3(b) or 3(c) hereof, the Executive shall be entitled to only those payments and benefits accrued, and shall be entitled to reimbursement of only those expenses incurred, through the effective date of such termination, including through any required notice period.

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Upon such termination, the Executive shall no longer be entitled to continuation of any compensation or benefits described in Section 2 hereof, except with respect to continuation of health insurance benefits under the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA"), at the Executive's sole cost and expense.

        (f) Upon termination of the Employment Period as provided in Section 3(d) hereof, the Executive shall be entitled to receive severance payments consisting only of the continuation of the Executive's Base Salary payments (in bi-monthly installments or as otherwise determined by the Board) in effect at the time of such termination for the twelve (12) month period beginning on the date of notice of termination to the Executive (the "Severance Payments"). Upon such termination, the Executive shall also be entitled to only those payments and benefits accrued, and shall be entitled to reimbursement of only those expenses incurred, through the effective date of such termination, including through any required notice period. Upon such termination, the Executive shall no longer be entitled to continuation of any other compensation or benefits described in Section 2 hereof, except with respect to the continuation of health insurance benefits under the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA"), at the Executive's sole cost and expense. The Severance Payments pursuant to this Section 3(f) shall permanently cease in the event it is determined by the Board that the Executive has violated any provision of Section 4 hereof.

        (g) Upon termination of the Employment Period for reasons other than (i) the Executive's resignation or (ii) as set forth in Sections 3(a), 3(b) or 3(c) hereof, the Executive shall be entitled to receive the Severance Payments, as defined in Section 3(f) hereof. Upon such termination, the Executive shall also be entitled to only those payments and benefits accrued, and shall be entitled to reimbursement of only those expenses incurred, through the effective date of such termination, including through any required notice period. Upon such termination, the Executive shall no longer be entitled to continuation of any other compensation or benefits described in Section 2 hereof, except with respect to the

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continuation of health insurance benefits under the federal Consolidated Omnibus
Budget Reconciliation Act ("COBRA"), at the Executive's sole cost and expense. The Severance Payments pursuant to this Section 3(g) shall permanently cease in the event it is determined by the Board that the Executive has violated any provision of Section 4 hereof. For the purposes of this Section 3(g), the determination as to whether the Executive has resigned from his employment during the Employment Period shall be made by the Board in its sole and absolute discretion.

     4. Covenants of the Executive.

        (a) Nonsolicitation of Customers or Employees of the Company. During the Employment Period and for a period of 4 years thereafter (together, the "Non-Solicitation Period"), the Executive will not communicate disparagingly with any suppliers to, or customers of, the Company, its direct or indirect subsidiaries or any joint ventures to which the Company or any of such subsidiaries is a party (all such subsidiaries and joint ventures, "Affiliates") with respect to any matter relating to the business of the Company or its Affiliates. During the Employment Period and the six (6) months following the termination of the Employment Period, the Executive shall not, and shall use his best efforts to cause each other business or entity with which he is or shall become associated in any capacity not to, directly or indirectly employ any person who at any time during the Employment Period or such six (6) month period was employed in any capacity by the Company or any of its Affiliates. During the Non-Solicitation Period, the Executive shall not, and shall use his best efforts to cause each other business or entity with which he is or shall become associated in any capacity not to, (i) directly or indirectly solicit for employment any person who at any time during the Non-Solicitation Period was employed in any capacity by the Company or any of its Affiliates; or (ii) directly or intentionally indirectly interfere or seek to interfere with the continuance of supplies to the Company or its Affiliates (or with the terms relating to such supplies) from any persons or entities who

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have been supplying materials or services to the Company during the
Non-Solicitation Period. In the event that the Employment Period is terminated for "Cause" or the Executive voluntarily terminates this Agreement, the Executive shall not, during the six (6) months following such termination, and shall use his best efforts to cause each other business or entity with which he is or shall become associated in any capacity not to, during such six (6) month period, directly or indirectly solicit any person or entity who at any time during the Employment Period or the period two years prior to the date of termination of this Agreement was a customer of the Company or its Affiliates in respect of the products or services supplied by the Company or its Affiliates.

        (b) Confidentiality. Without the specific prior written consent of the Company, the Executive shall not, directly or indirectly, at any time after the date hereof, divulge to any person, any information concerning the business, affairs, customers or clients of the Company or any of its Affiliates, including, without limitation, customer lists, names and addresses, sales targets and statistics, market share statistics, surveys and reports, insofar as the same have come to the Executive's knowledge during the Employment Period, all of which information is confidential and proprietary to the Company and shall remain the sole and exclusive property of the Company. Notwithstanding the foregoing, the Executive shall have the right to use the generic knowledge and expertise acquired by him during his employment with the Company so as to enable him to be otherwise gainfully employed within the Company's industry. The Company also expressly agrees that the Executive may disclose information as necessary to proposed underwriters (and their agents) in connection with any proposed public offering of the Company's capital stock.

        (c) Intellectual Property. The Executive shall disclose to the Company all ideas, inventions and business plans developed by the Executive during the Employment Period which relate directly or indirectly to the business of the Company or its Affiliates, including, without limitation, any process, operation, product or improvement ("Intellectual Property"). The Executive agrees that such Intellectual Property will be the

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property of the Company and
that the Executive shall, at the Company's request and cost, do whatever is necessary at any time to secure the rights thereto by patent, copyright or otherwise for the Company.

     5. Representation and Warranties.

        (a) The Company. The Company hereby represents and warrants to the Executive as follows:

            (i) the Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

            (ii) this Agreement has been duly authorized executed and delivered by the Company; and

            (iii) the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not violate any agreement to which the Company is a party or any provision of its Articles of Organization or By-Laws.

        (b) The Executive. The Executive hereby represents and warrants to the Company as follows:

            (i) the Executive has full legal capacity to enter into this Agreement;

            (ii) this Agreement has been duly executed and delivered by the Executive;

            (iii) the execution and delivery of this Agreement by the Executive, the performance by the Executive of his obligations hereunder and the consummation by the Executive of the transactions contemplated hereby will not violate any agreement to which he is a party; and

            (iv) the Executive has made such investigations of the business and properties of the Company as he deems

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        necessary or appropriate before entering into this Agreement.

     6. Successors; Assignment.

        (a) The Company. Except as herein provided, the Company may not assign any of its rights or obligations under this Agreement without the written consent of the Executive; provided, however, that the Company may assign this Agreement without such consent if assigned to the acquiring party as part of a transfer by the Company of all or substantially all of its assets. A change in control of the Company or merger of the Company with and into any other corporation (whether or not the Company shall be the surviving entity) shall not be deemed an assignment of this Agreement.

        (b) The Executive. Neither this Agreement, nor any right, obligation or interest hereunder, may be assigned by the Executive, his beneficiaries, or his legal representatives.

     7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, or three business days after being mailed by first-class, certified mail, postage pre-paid and return receipt requested, addressed as follows:

            If to the Company:            ASAHI/AMERICA, INC.
                                          35 Green Street
                                          Malden, Massachusetts 02148
                                          Attention:  President

            with copies to:               GADSBY & HANNAH
                                          225 Franklin Street
                                          Boston, Massachusetts 02110
                                          Attention:  Burton Winnick, Esquire

            and

            If to the Executive:          Kozo Terada
                                          15 Dean Road
                                          Wayland, Massachusetts 01778

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     8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without giving effect to the conflicts of law principles thereof.

     9. Expenses. All costs and expenses (including attorneys' fees) incurred by the Company and the Executive in connection with the negotiation and preparation of this Agreement shall be paid by the Company.

     10. Entire Agreement. This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral with respect thereto, including, but not limited to, the Employment Agreement between the Executive and the Company dated as of April 22, 1996.

     11. Severability.

        (a) Generally. If any term or provision of this Agreement or the application thereof to any person, property or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        (b) Duration and Scope of Certain Covenants. Without limitation of
Section 11(a) hereof, if any court or arbitrator determines that any of the covenants contained in Section 4 hereof, or any part of such covenants, are unenforceable because of the duration or geographic scope of such provision, such court or arbitrator shall have the power to and is hereby requested to modify the duration or scope of such provisions

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as the case may be to the extent necessary to make provision enforceable, and in its modified form, such provision shall then be enforceable.

     12. Arbitration. In the event of any dispute arising out of or relating to this Agreement or in the case of breach hereof, the parties shall try in the first instance to arrive at an amicable settlement, within sixty (60) days after notice thereof has been given in writing by the complaining party. Should this fail, the dispute or breach shall be referred to and finally settled by arbitration which shall be held in Boston, Massachusetts and conducted in the English language in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The AAA shall select three arbitrators (or in the event of a monetary dispute involving less than $25,000, one arbitrator) to arbitrate the disputed matter. The arbitration decision shall be binding and final and judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     13. Remedies

        Equitable Relief. The Executive acknowledges and agrees that the covenants and obligations of the Executive contained in Section 4 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. The Executive therefore consents to injunctive relief, a restraining order, an order of specific performance or any other equitable relief (together, "Equitable Relief") with respect to any of its obligations under Section 4. As to such obligations, any order for Equitable Relief shall be in lieu of damages except for damages accrued up to the date of compliance with the order. The Executive hereby waives any claim or defense therein that the Company has an adequate remedy at law or that money damages would provide an adequate remedy. It shall, however, be the election of the

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Company as to whether or not to seek
Equitable Relief. An order for Equitable Relief shall be among the remedies which can be granted pursuant to an arbitration instituted under Section 12 hereof and enforced by any court of competent jurisdiction. Additionally, solely for the purpose of provisional relief pending a determination on the merits pursuant to the arbitration process provided for in Section 13 hereof, the Company may seek from an appropriate court Equitable Relief.

     14. Amendments, Miscellaneous, etc. Neither this Agreement, nor any term hereof, may be amended, modified, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or determination to be enforced. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to Sections shall be to Sections of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement under seal as of the date first written above.

                               ASAHI/AMERICA, INC.


                               By:  /s/ Leslie B. Lewis
                                    ---------------------------------
                                    Leslie B. Lewis
                               Its: President


                                    /s/ Kozo Terada
                                    ---------------------------------
                                    Kozo Terada